Exhibit 10.9

                         ACQUISITION OF PATENT AGREEMENT

     Agreement (this "Agreement"), made this 2nd day of July, 2004, by and among Georal International, Ltd., a New York corporation ("Georal") and Dataworld Solutions, Inc., a Delaware Corporation ("DWLD"), DWS Defense Systems, Inc. ("Purchaser"), a Delaware corporation and wholly-owned subsidiary of DWLD and Alan J. Risi an individual residing within the City and State of New York.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Purchaser desires to purchase a certain patent controlled and owned by Alan J. Risi ("Risi") presently licensed to Georaland

     WHEREAS, Purchaser is a wholly-owned subsidiary of DWLD; and

     WHEREAS, the parties desire to define the relationship among the parties;
and

     WHEREAS, Risi presently licenses a certain patent to Georal for distribution by Georal and DWLD desires to purchase said patent for the purpose of distributing products produced by Georal; and

     WHEREAS, in consideration of the mutual covenants and promises among the parties; and

     WHEREFORE, in consideration of the foregoing and the mutual benefits to be derived from this Agreement, the parties hereto do hereby agree as follows:

Chapter 1 Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

"Agreement" shall mean this Acquisition of Patent Agreement whereby purchaser purchases certain patents owned by Risi and as previously assigned to Georal and attached hereto as Exhibit and made part hereof.

"Customer's Prepared Site" shall mean the area or site of Purchaser's customer in which the Product will be installed, which site has been prepared by such customer to accommodate the installation of the Product in accordance with the Product specifications.

"Designated Shipper" shall have the meaning provided in Section 4.1 hereof.

"Events of Default" shall have the meaning provided in Section 10.1 hereof.

"Patented Property" shall mean the Patent presently owned by Risi and as previously assigned to Georal and to be sold to Purchaser.

"Georal Marks" shall mean all copyrights, trademarks and trade names owned, licensed to, or under the exclusive control of Georal and/or Risi relating to the Products, whether registered or unregistered, including, without limitation, the trademark "GIL 2001 Security Doors."

"Patent" shall mean (i) United States patent no. 6,472,982, which covers the technology relating to the secured portal presently marketed by Georal (the "Initial Patent"), (ii) any other patents in the United States or elsewhere which are the same as or based on the Initial Patent or the underlying invention or technology or are improvements or enhancements thereof and all divisions, continuations, continuations in part, reissues, substitutes and extensions of any of the foregoing which are owned by Georal or any of its affiliates, and
(iii) any other patents, patent applications or other patent rights which are acquired by Georal or any of its affiliates subsequent to the date of this Agreement.

"Georal Technology" shall mean all processes, methods, trade secrets, ideas, techniques, information, Know-how and other technology exclusively licensed to Georal relating to the Products in any way.

"List Price" or "List Prices" for any Product shall be the lowest of (i) the retail price for such Product as set by Georal from time to time, (ii) the price set by Georal for sales to government agencies (the "GSA Price"), or (iii) such other price as may be agreed upon by Georal and Purchaser. The current retail prices and GSA Prices are set forth on Exhibit A to this Agreement. In the event that Purchaser desires to provide a client with a quantity discount from the retail price or GSA Price, Georal will not unreasonably withhold its consent to such discount. Except as otherwise expressly provided in this Agreement, the List Price shall not include freight, insurance, customs duties and taxes, sales, VAT or other taxes, and all other costs necessary to deliver the Product to the Prepared Site as specified in Purchaser's purchase order, all of which will be payable by the customer.

"Product" or "Products" shall mean (i) all security entrance systems created, developed, manufactured and/or distributed or otherwise sold by Georal or its successors, subsidiaries or affiliates, including all models of the GIL-2001 security door series; (ii) any other security products developed by Georal or its affiliates, and (iii) any other products covered by the Patents, unless, in any instance or instances, Georal advises Purchaser in writing that Georal does not wish to include such additional product within the scope of the definition of Product.

"Purchase Price" shall have the meaning provided in Chapter 5 hereof.

"Term" shall have the meaning provided in Chapter 3 hereof.

     Appointment of Purchaser.
     -------------------------

Subject to and in consideration of the terms and conditions set forth in this Agreement, Georal hereby waives its rights to license the Patent per a prior agreement with Risi. Purchaser shall purchase the Risi Patents.

Purchaser shall have the right to lease Products to Customers during the Term hereof, provided that Purchaser pays Georal the Purchase Price therefor in accordance with the terms of this Agreement.

Georal will service all products sold or leased by Purchaser to customers on such commercially reasonable terms as are determined by Georal from time to time during the Term hereof.

Purchaser hereby recognizes Georal's exclusive worldwide right to the Georal Brandname and agrees that it will not, during the Term of this Agreement or thereafter, attack the validity or any rights of Georal in and to the Marks or the Georal Brandname, or do or suffer to be done any act or thing which might in any way impair the rights of Georal in and to the Georal Brandname. Georal shall, at all times during the Term hereof and at its sole cost and expense, prosecute, maintain and defend all patents, trademarks, trade names and copyrights relating to the Products, and all pending and future applications therefore, as Georal determines, in its sole discretion, to be commercially reasonable. Georal will notify Purchaser of all issued patents, trademarks, trade names and copyrights and of the status of all pending applications therefor. To the extent required by applicable law and at no cost to Purchaser, Purchaser will cooperate with Georal, upon Georal's reasonable request, with any such pending or future applications for any of the foregoing intellectual property during the Term of this Agreement.

3.Term of the Agreement.
  ----------------------
The term of this Agreement shall commence on July 2, 2004 and shall expire on July 1, 209, subject to earlier termination as provided in Chapter 10 hereof (the "Term")

4 Representations and Warranties of the Parties.
  ----------------------------------------------

(A)  Georal hereby represents and warrants to Purchaser the following:

     Georal is a corporation, duly organized, validly existing, and in good standing under the laws of the State of New York and has all requisite power and authority to own or lease its properties and carry on its business as now conducted.

     All action on the part of Georal necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been properly taken and obtained by it and this Agreement constitutes a valid and legally binding obligation of Georal enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

     There is no action, suit, proceeding, or investigation pending or, to the knowledge of Georal, threatened against Georal which in any way relates to the validity of this Agreement or the right of Georal to enter into, to consummate this Agreement and the transactions contemplated hereby.

     The authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or be in conflict with or constitute, with or without the passage of time or giving of notice, a default under Georal's certificate of incorporation or by-laws or any instrument, judgment, order, writ, decree or agreement to which Georal is a party or by which Georal is bound.

     No consent, approval, order, authorization, registration, qualification, license, permit, designation or declaration of, or other filing with or notification to, any foreign and/or domestic federal, state or local governmental authority or agency or any third party is required in connection with the authorization, execution, delivery and performance of this Agreement or the sale and distribution of the Products as contemplated hereby.

Georal Maintains no other Patents other than those transferred pursuant to this agreement for the design of security doors that compete with or replace the Patented Products by use of superior technology.

     Except as set forth in this Chapter or as otherwise expressly provided in this Agreement, Georal has made no other representations or warranties to Purchaser in connection with this Agreement or the transactions contemplated by this Agreement.

     (B) DWLD and Purchaser hereby jointly and severally represent and warrant to Georal the following:

     Each of DWLD and Purchaser is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite power and authority to own or lease its properties and carry on its business as now conducted.

     All action on the part of each of DWLD and Purchaser necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been properly taken and obtained by it and this Agreement constitutes a valid and legally binding obligation of DWLD and Purchaser enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

     There is no action, suit, proceeding, or investigation pending or, to the knowledge of DWLD or Purchaser, threatened against DWLD or Purchaser which in any way relates to the validity of this Agreement or the right of DWLD or Purchaser to enter into or to consummate this Agreement and the transactions contemplated hereby.

     The authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or be in conflict with or constitute, with or without the passage of time or giving of notice, a default under DWLD or Purchaser's certificate of incorporation or by-laws or any instrument, judgment, order, writ, decree or agreement to which DWLD or Purchaser is a party.

     No consent, approval, order, authorization, registration, qualification, license, permit, designation or declaration of, or other filing with or notification to, any foreign and/or domestic federal, state or local governmental authority or agency or any third party is required in connection with the authorization, execution, delivery and performance of this Agreement or the sale and distribution of the Products as contemplated hereby.

     Except as set forth in this Chapter 6 (B) or as otherwise expressly provided in this Agreement, neither DWLD nor Purchaser has made any other representations or warranties to Georal in connection with this Agreement or the transactions contemplated by this Agreement.

     DWLD and Purchaser covenant that Purchaser has and will continue to have the ability to market the Products.

Each of DWLD and Purchaser is authorized to do business in the State of New
York.

(C) Risi hereby represents and warrants to Georal the following:

     (a) Risi is the sole owner of the Product Patents and has the exclusive right to sell or otherwise transfer the product patents unencumbered and without need of consent, approval, order, authorization, registration, qualification, license, permit, designation or declaration of, or other filing with or notification to, any foreign and/or domestic federal, state or local governmental authority or agency or any third party is required in connection with the authorization, execution, delivery and performance of this Agreement or the sale of the Product Patents as contemplated hereby, exclusive of the requirement to file any and all necessary documents with the United States Patent and Trademark Office. Risi further agrees to complete any necessary documents required by any federal, State or Local authority to complete the sale and transfer of ownership of the Patents as attached hereto as Exhibit C.

     (b) There is no action, suit, proceeding, or investigation pending or, to the knowledge of Risi, threatened against Risi which in any way relates to the validity of this Agreement or the right of Risi to enter into, to consummate this Agreement and the transactions contemplated hereby.

     (c) During the term of this agreement, Risi shall not file any Patents or enter into any agreements of any kind whatsoever that will result in any kind of competition with the Purchaser or DWLD or in any way decrease the value of the purchased patents. (Except pending deals of Georal)*


     Issuance of Stock.
     ------------------

In consideration of the agreements of Georal to waive its license agreement for the Patented Products and, in consideration for the purchase of the Patent registered as United States patent no. 6,472,982 attached hereto and made part hereof as Exhibit B, as well as any improvements, enhancements or additions thereto as of the date hereof, the Purchaser shall issue to Georal one million (1,000,000) shares of DWLD Common Stock (the "Shares"), exclusive of the Warrant Agreement referred to herein. Such shares have been duly and validly authorized and, when issued pursuant to this Agreement, shall be duly and validly authorized and issued, fully paid and non-assessable and are issued pursuant to issued pursuant to the rules and restrictions as set forth in the Securities Act of 1933 as amended. . Said shares as issued to Georal shall be issued as the purchase price for the Patent as set forth herein.

At any time after July 2, 2007, Georal shall maintain a right of first refusal to purchase and/or a right to purchase back the patent from the Purchaser at a cost equal to one million (1,000,000) shares of DWLD Common Stock as of the date of this agreement or by returning to DWLD one million (1,000,000) shares of DWLD Common Stock.

WE WILL NEED A CHAPTER STATING THAT THE PARTIES SHALL EXECUTE ANY AND ALL DOCUMENTS NECESSARY TO FACILITATE THE TRANSFER.

Chapter 2 Events of Default and Termination.
          ----------------------------------

The following occurrences shall constitute events of default under this Agreement ("Events of Default"):

     The failure of Purchaser to pay the Purchase Price for all Products purchased by Purchaser under this Agreement, when due in accordance with the provisions of this Agreement; provided that Purchaser receives notice thereof from Georal and does not cure such failure within thirty (30) business days after receipt of such notice.

     The breach by Georal or Purchaser or DWLD, as the case may be, of any of their respective material representations, warranties, covenants or obligations under this Agreement, provided that the breaching party receives notice thereof from the party claiming such breach and fails to cure any such breach within thirty (30) days after such notice.

In the event of the occurrence of an Event of Default, Georal or Purchaser or DWLD, as the case may be, shall have the right to institute an action to recover any damages which may result therefrom and/or to exercise any other legal or equitable rights or remedies provided for hereunder or otherwise available under applicable law.

Should any party hereto fail to cure an act of default pursuant to the terms herein within 14 days of delivery of written Notice of said default pursuant to the notice requirements as set forth herein, the Party in good standing may elect to terminate this agreement immediately on written notice to the defaulting party. An election of termination shall serve to cancel this agreement pursuant to the terms set forth in this paragraph.

In the event of any termination of this Agreement, whether upon the expiration of the Term or pursuant to this Chapter 10, Purchaser shall immediately discontinue all marketing, sales and promotional activities in connection with Products, as well as all distribution and sale of Products and all use of the Patented Products, except that Purchaser shall have a period of up to three (3) months after any such termination to market and sell or lease all inventory of Products and to fulfill all purchase orders therefor which were issued to Purchaser on or prior to the date of any such termination, provided that Purchaser fully pays the Purchase Price for such Products as provided in this Agreement. Purchaser will furnish Georal with reports of all such sales. The Parties hereto shall settle all accounts and issue any and all payments due to any other party hereto within 60 days of the last transaction pursuant to the terms of this Agreement.

In the event of the termination of this Agreement, Georal and/or Risi shall have the right to repurchase the patents at the price established in Chapter 9 of this Agreement.


Chapter 3 Force Majeure.
          --------------
Neither party shall be liable for any failure or delays to perform its obligations under this Agreement when such failure or delay, directly or indirectly, is caused by or in any manner arises from circumstances outside such party's control, including, without limitation, fires, floods, accidents, riots, acts of God, war, acts of public enemies, governmental interference, labor difficulties, industrial disputes, shortages of fuel, power, materials or supplies or transportation delays; provided, however, that the party failing to perform or delayed in its performance shall notify the other party of such cause as soon as practicable.

Chapter 4 Independent Contractors.
          ------------------------
In all matters relating to this Agreement, DWLD and Purchaser, on the one hand, and Georal, on the other hand, shall act as independent contractors, neither shall be the employee, joint venturer, partner or agent of the other, and each shall assume any and all liability for its own acts. Neither DWLD and Purchaser, on the one hand, and Georal, on the other hand, shall have any authority to assume or create obligations, express or implied, on behalf of the other party or any subsidiary or affiliate of the other party, and neither party shall have any authority to represent the other party as its agent, employee, partner or in any other capacity.

Chapter 5 Public Statements.
          ------------------
Neither DWLD and Purchaser, on the one hand, and Georal, on the other hand, shall release any information concerning this Agreement or the transactions contemplated hereby which is intended for or may result in the public dissemination thereof, without first obtaining the other party's written consent prior to the release thereof. Nothing contained in this Chapter 13 shall prohibit DWLD from releasing any such information to the extent required by applicable law.

Chapter 6 Confidentiality. (intentionally omitted)
          ----------------

Chapter 7 Miscellaneous.
          --------------

Chapter 16 Sole and Entire Agreement.
           --------------------------
This Agreement, including the Exhibits hereto, constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, between the parties hereto with respect to the subject matter hereof and may not be changed or modified except by an instrument in writing signed by the party to be bound thereby which expressly refers to this Agreement and states that it is a modification or waiver. No course of conduct or dealing or trade usage or custom or course of performance by the parties hereto shall constitute or be relied upon as a modification, supplement, or waiver of any provision of this Agreement. This Agreement has been subject to the mutual consultation, negotiation and agreement of the parties hereto and shall not be construed for or against any party hereto on the basis of such party having drafted this Agreement.

Chapter 17 Brokers.
           --------
The parties hereto each agree and represent and warrant to the other that no broker or finder was in any way instrumental or had any part in bringing about this transaction. Each of the parties hereto hereby agrees to defend, indemnify and hold the other harmless from and against any loss, liability, claim, cost or expense (including reasonable counsel fees) resulting from any claim that may be made against the other by any broker, finder or other person or entity claiming a commission, fee, or other compensation by reason of this transaction based upon such indemnifying party's acts or omissions.

Chapter 18 Notices.
           --------
All notices provided for in this Agreement shall be in writing signed by the party (or his counsel named below) giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed by the recipient or if transmission of such notice is confirmed by mail as provided in this Section 15.3. Notices shall be deemed to have been received on the date of personal delivery or receipt of telecopy. Notices shall be sent to the parties at the following addresses:

      If to Georal:                             If to Purchaser or DWLD:
      ------------                              -----------------------
      Georal International, Ltd.                c/o DataWorld Solutions, Inc.
      150-38 12th Avenue                        275K Marcus Boulevard
      Whitestone, NY 11357                      Hauppauge, NY  11791
      Attn: Mr. Alan J. Risi                    Attn:  Mr. Daniel McPhee, CEO
      Fax: (718) 767-7909                       Fax:  (631) 951-4094

      with a copy to:                           with a copy to:
      --------------                            --------------
      Hymowitz, Aloi & Pryor, LLP               Lefkowitz & Edelstein
      1925 Williamsbridge Road                  444 Madison Avenue, Suite 805
      Bronx, New York 10461                     New York, New York 10022
      Attn: Edmond J. Pryor, Esq.               Attn:  Richard Lefkowitz, Esq.
      Fax: (718) 829-0032                       Fax:  (212) 317-8717


     Any party may, by like notice, change the address, person or fax number to which notice shall be sent and the name of counsel to such party.

Chapter 19 Binding Effect.
           ---------------
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement is intended to confer upon any person or entity, any rights, benefits, obligations, remedies or liabilities under or by reason of this Agreement.

Chapter 20 Waiver.
           -------
No waiver of any provision of this Agreement or of any breach thereof shall be effective unless in writing and signed by the party to be bound thereby. The waiver by either party hereto of a breach of any provision of this Agreement, or of any representation, warranty, obligation or covenant in this Agreement by the other party hereto, shall not be construed as a waiver of any subsequent breach or of any other provision, representation, warranty, obligation or covenant of such other party, unless the instrument of waiver expressly so provides.

Chapter 21 Governing Law.
           --------------
This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State without regard to principles of conflict of laws. Each party hereby (a) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement or any document or instrument delivered with respect to this Agreement, including an action to compel arbitration pursuant to Chapter 7 hereof or to enforce any arbitration award, shall be brought exclusively in any federal or state court in the County of New York, State of New York, (b) agrees that any process in any action commenced in such court under this Agreement may be served upon him either (i) personally, by certified or registered mail, return receipt requested, or by an overnight courier service which obtains evidence of delivery, with the same full force and effect as if personally served upon him in New York City or (ii) any other method of service permitted by law, and (c) waives any claim that the jurisdiction of any such tribunal is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereto.

Chapter 22 Assignment.
           -----------
This Agreement shall not be assigned by any party without the prior written consent of Georal, on the one hand, or Purchaser and/or DWLD, on the other hand, as the case may be, except in connection with a merger or consolidation of a party or the sale by a party of all or substantially all of its business and assets. Any assignment contrary to the terms hereof shall be null and void and will not confer any rights or benefits upon the assignee thereof.

Chapter 23 Further Assurances.
           -------------------

The parties hereto hereby agree that, at any time and from time to time after the date hereof upon the reasonable request of the other party hereto, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, and assurances as may be reasonably required to consummate this Agreement more effectively and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Agreement.

Chapter 24 Expenses.
           ---------
Each party hereto represents and warrants to the other that it has been represented by counsel in connection with the negotiation, preparation, and consummation of this Agreement. Except as expressly provided in this Agreement, each of the parties hereto shall bear all of its respective costs and expenses incurred in connection with the negotiation, preparation, execution, consummation, performance and/or enforcement of this Agreement, including, without limitation, the fees and disbursements of their respective counsel, financial advisors and accountants. Notwithstanding the foregoing, in the event of any action or proceeding instituted by either party hereto to enforce the provisions of this Agreement and one party prevails on substantially all of the matters in dispute, the court may, in its discretion, award the party prevailing therein reimbursement by the other party of the legal costs and expenses incurred by the prevailing party in connection therewith.

Chapter 25 Counterparts.
           -------------
This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original, but all of which when taken together, shall constitute one and the same instrument.

Chapter 26 Headings.
           ---------
The headings used in this Agreement have been used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

Chapter 27 Partial Invalidity.
           -------------------
If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall remain in full force and effect.

Chapter 28 Cumulative Remedies.
           --------------------
Unless expressly provided to the contrary, no remedy set forth in this Agreement is exclusive of any other available remedy or remedies, whether legal or equitable, but each remedy is cumulative and in addition to every other right or remedy provided under this Agreement or now or hereafter existing at law or in equity. Either party hereto may pursue its rights and remedies concurrently or in any sequence and no exercise of one right or remedy shall be deemed to be an election of remedies.

Chapter 29 Grammar.
           --------
Unless the context of this Agreement clearly requires otherwise, the plural includes the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning of the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder" and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                             DATAWORLD SOLUTIONS, INC.


                                             By: /s/ Daniel McPhee, CEO
                                                --------------------------------
                                                     Daniel McPhee, CEO

                                             DWS DEFENSE SYSTEMS, INC.


                                             By: /s/ Daniel McPhee, CEO
                                                --------------------------------
                                                     Daniel McPhee, CEO


                                             GEORAL INTERNATIONAL, LTD.


                                             By: /s/ Alan J. Risi, CEO
                                                --------------------------------
                                                     Alan J. Risi, CEO



                                                 /s/ Alan J. Risi, individually
                                                --------------------------------
                                                     Alan J. Risi, individually